NEWS RELEASE

Contact: Alliance Data

Julie Prozeller – Analysts/Investors

Financial Dynamics

212-850-5721

alliancedata@fd.com

Shelley Whiddon – Media

214-494-3811

shelley.whiddon@alliancedata.com

American Laser Centers

Rhythm Manani

248-426-8250 x 10273

rmanani@alcpartner.com

ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT
WITH AMERICAN LASER CENTERS

Alliance Data to Provide Private Label Credit Services and Marketing Support for Nation’s Largest
Provider of Medical Aesthetic Services

DALLAS – Nov. 8, 2010 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term agreement with American Laser Centers to provide private label credit services designed to drive sales and enhance long-term customer loyalty. Founded in 2002, American Laser Centers, based in Farmington Hills, Mich., is the nation’s largest provider of medical aesthetic services including: Laser Hair Removal, Cellulite Reduction, Body Shaping, Skin Rejuvenation & Tightening, BOTOX®, Dermal Fillers, Skin Care Solutions and the Vivité Advanced Skin Care System, with more than 160 locations in the United States.

Under the terms of the agreement, Alliance Data will provide American Laser Centers with a comprehensive set of private label credit services, including account activation, receivables funding, credit authorization, statement generation, remittance processing, customer service functions, marketing services and acquisition efforts through its proprietary online pre-screen process.

Through its various credit and marketing tools, Alliance Data will provide additional account-holder benefits such as flexible financing options designed to support repeat purchases and customer loyalty.

“Alliance Data has an impressive history and substantial experience in providing credit solutions that drive sales and build client loyalty,” said Steve Straus, chief executive officer of American Laser Centers. “We look to Alliance Data to provide both a flexible financing program for our clients and an effective means to foster even stronger client relationships. We’re looking forward to working with Alliance Data and believe they will play a key role in shaping future business.”

Ivan Szeftel, president of Alliance Data’s Retail Services, said, “American Laser Centers has an aggressive growth strategy, and we are very excited to be an integral partner in supporting their business. The strategic partnership between American Laser Centers and Alliance Data is designed to strengthen the already successful business models of both companies by the sharing of knowledge and the promotion of mutually agreed upon objectives. We look forward to collaborating with the American Laser Centers team and working together to grow their business.”

About American Laser Centers

American Laser Centers is the largest and most successful provider of medical aesthetic services in the nation, with more than 160 locations in the United States. The company has performed more than 5.5 million medical aesthetic treatments since its founding in 2002. American Laser Centers offers clients Laser Hair Removal, Cellulite Reduction, Body Shaping, Skin Rejuvenation & Tightening, BOTOX®, Dermal Fillers, Skin Care Solutions and the Vivité Advanced Skin Care System, focused on the latest trends and technology in the industry. Visit us at http://www.americanlaser.com or follow us on Facebook and Twitter.

About Alliance Data
Alliance Data (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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